Exhibit 10.1
VIA FEDEX ENVELOPE
September 29, 2009

Ms. Susan E. Partridge
Contracting Officer
United States Postal Service
475 L’Enfant Plaza S.W.
Washington, D.C. 20260-6210

RE:	Transportation Agreement dated July 31, 2006 (the “Transportation Agreement”) between the United States Postal Service (the “USPS”) and Federal Express Corporation (“FedEx”)
Change in Conversion Factor
Dear Ms. Partridge:
As provided in the previously amended Paragraph A.1.a. of Exhibit B to the Transportation Agreement, the USPS and FedEx agree that the Conversion Factor is [ * ] effective on the September Schedule Period that begins on September 1, 2009.
By signing this letter, the USPS and FedEx agree to this amendment of the Transportation Agreement. All capitalized terms have the meanings set out in the Transportation Agreement.
Please sign both counterparts of this letter, retain one for the USPS’ records, and return the other fully executed counterpart to:
Myla Williams
Legal Department
Federal Express Corporation
3620 Hacks Cross Road
Building B, 3rd Floor
Memphis, Tennessee 38125
(901) 434-8362

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Federal Express Corporation
Letter Agreement
September 29, 2009
If you should have any questions, please call Myla Williams at (901) 434-8362 or Ron Stevens at (901) 434-8954 or. Thank you.
Sincerely,
FEDERAL EXPRESS CORPORATION
/S/ PAUL J. HERRON
Paul J. Herron
Vice President
Postal Transportation Management
AGREED TO AND ACCEPTED this 29th day of September, 2009.
THE UNITED STATES POSTAL SERVICE

By:	/s/ SUSAN E. PARTRIDGE

Its:	Contractor Officer
The “USPS”

cc:	Melissa Mortimer
Donna Jewett